Exhibit 4.06

                               INVESTOR PLUS PLAN

         SCANA CORPORATION, a South Carolina corporation (the "Company"), hereby amends and restates the SCANA Investor Plus Plan (the "Plan") as follows, effective as of May 1, 2004:


                                    ARTICLE I
                                   Definitions

         The terms defined in this Article I shall, for all purposes of this Plan, have the following respective meanings:

          Account

         The term "Account" shall mean, as to any Participant, the account maintained by the Company through its Shareholder Services Department to which is credited (i) the shares (and including any fraction of a share computed to three decimal places) of Common Stock (a) purchased through the Plan, or (b) deposited by such Participant into the Plan pursuant to Section 4.1, and credited to such Participant and (ii) cash held in the Escrow Account or by the Custodian pending investment in Common Stock for such Participant and credited to such Participant.

         Account Shares

         The term "Account Shares" shall mean all shares (including any fraction of a share) of Common Stock credited to and at any given time remaining in the Account of a Participant.

         Change Form

         The term "Change Form" shall mean the documentation that the Company shall require to be completed prior to a Participant's (i) changing the number of shares of Common Stock or SCE&G Preferred Stock with respect to which Dividends are invested pursuant to Section 7.1, (ii) withdrawal of Account Shares pursuant to Section 7.2 and (iii) termination of participation in the Plan pursuant to Section 7.3.

         Common Stock

         The term "Common Stock" shall mean the common stock, without par value, of the Company.

         Company

         The term "Company" shall mean SCANA Corporation.

         Company Share Purchase Price

         The term "Company Share Purchase Price" shall mean the average of the high and low sales prices of Common Stock on a given trading day as reported on The New York Stock Exchange Composite Tape and published in The Wall Street Journal. In the event no trading is so reported for a trading day, the Company Share Purchase Price for such day may be determined by the Company on the basis of such market quotations as it deems appropriate.

         Custodian

         The term "Custodian" shall mean the Person appointed by the Company from time to time pursuant to Section 10.1 to hold all shares of Common Stock acquired under or deposited into the Plan, and to purchase and sell shares on the open market pursuant to Section 3.4 and 5.1.

         Direct Deposit Authorization Form

         The term "Direct Deposit Authorization Form" shall mean the documentation that the Company shall require to be completed and received prior to a Participant having any Dividends on Account Shares not being invested in Common Stock paid by electronic direct deposit to the Participant's predesignated bank, savings association or credit union account pursuant to
Section 7.7.

         Dividend

         The term "Dividend" shall mean any cash dividends paid on shares of Common Stock or SCE&G Preferred Stock.

         Dividend Payment Date

         The term "Dividend Payment Date" shall mean a date on which a Dividend is paid.

         Enrollment Form

         The term "Enrollment Form" shall mean the documentation that the Company shall require to be completed and received prior to an investor's enrollment in the Plan pursuant to Article II.

         Escrow Account

         The term "Escrow Account" shall have the meaning set forth in Section 11.1.

         Escrow Agent

         The term "Escrow Agent" shall have the meaning set forth in Section
11.2.

         Exchange Act

         The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         Fractional Account Shares

         The term "Fractional Account Shares" shall mean the shares (and fractions of shares) of Common Stock held in the Fractional Share Account.

         Fractional Share Account

         The term "Fractional Share Account" shall mean an account under the Plan, consisting of Fractional Account Shares, which is owned by the Company and administered pursuant to Section 8.3.

         Independent Agent

         The term "Independent Agent" shall mean an agent independent of the Company who satisfies applicable legal requirements (including without limitation the requirements of Rule 10b-18 and Regulation M promulgated under the Exchange Act).

         Investment Date

         The term "Investment Date" shall mean (i) in any month in which a Dividend Payment Date occurs, such Dividend Payment Date and the fifteenth day of the month or, if the fifteenth day is not a business day, the next business day, and (ii) in any month in which no Dividend Payment Date occurs, the first business day of such month and the fifteenth day of the month or, if the fifteenth day is not a business day, the next business day.

         Market Share Purchase Price

         The term "Market Share Purchase Price" shall mean the weighted average purchase price per share (including brokerage commissions, any related service charges and applicable taxes) of the aggregate number of shares purchased in the open market with respect to an Investment Date.

         Market Share Sales Price

         The term "Market Share Sales Price" shall mean the weighted average sales price per share (net of brokerage commissions, any related service charges and applicable taxes) of the aggregate number of shares sold in the open market for the relevant day.

         Maximum Amount

         The term "Maximum Amount" shall have the meaning set forth in Section 2.4.

         Participant

         The term "Participant" shall have the meaning set forth in Section 2.1.

         Person

         The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate or unincorporated organization.

         Plan

         The term "Plan" shall mean this SCANA Investor Plus Plan.

         SCE&G

         The term "SCE&G" shall mean South Carolina Electric & Gas Company.

         SCE&G Preferred Stock

         The term "SCE&G Preferred Stock" shall mean the Preferred Stock of SCE&G whether issued prior to, on or after the date hereof.

         Share Deposit Form

         The term "Share Deposit Form" shall mean the documentation that the Company shall require to be completed and received prior to deposit of shares of Common Stock for a Participant's Account pursuant to Section 4.1.

         Statement of Account

         The term "Statement of Account" shall mean a written statement prepared by the Company and sent to each Participant (i) each time a transaction takes place in a Participant's Account and (ii) in January of each year which reflects
(a) all transactions to date completed under the Plan during the calendar year to which it relates, (b) the number of Account Shares remaining in such Participant's Account at the date of such statement and (c) such additional information regarding such Participant's Account as the Company may determine.

         Transfer Request Form

         The term "Transfer Request Form" shall mean the documentation that the Company shall require to be completed and received prior to a Participant's gift or transfer of Account Shares pursuant to Section 5.2.

         Voluntary Payment Form

         The term "Voluntary Payment Form" shall mean the documentation that the Company shall require to be completed and received prior to an optional cash payment being invested pursuant to Section 2.4.

         A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.


                                   ARTICLE II
                                  Participation

         Section 2.1. Participation. Any Person, whether or not a record holder of Common Stock, may elect to participate in the Plan; provided such Person is a resident of, or is organized or incorporated under, or has its principal place of business in, the United States, and its possessions.

         An election by a Person to participate in the Plan shall be made by such Person completing and returning to the Company an Enrollment Form in which such Person elects to (i) have Dividends on Common Stock or SCE&G Preferred Stock of which such Person is the record holder invested in Common Stock pursuant to Section 2.2, (ii) deposit shares of Common Stock of which such person is the record holder into the Plan pursuant to Section 4.1 or (iii) make an initial cash payment pursuant to Section 2.3.

         Any Person who has met such requirements and has made and not revoked such election is referred to herein as a "Participant." A Participant may elect to participate in either or both of the forms of investment provided in Sections
2.2 and 2.4 and to utilize the Plan's safekeeping services provided in Section
4.1 by so indicating on an Enrollment Form, Change Form, or Share Deposit Form; provided, however, that a Participant who has elected to make optional cash investments pursuant to Section 2.4 shall submit to the Company a completed Voluntary Payment Form.

         Section 2.2. Dividend Investment. A Participant may elect to have all or a portion of any Dividend on his Common Stock or SCE&G Preferred Stock invested in shares of Common Stock to be credited to his Account in lieu of receiving such Dividend directly. If a Participant elects to invest only a portion of the Dividends received on his certificated shares of Common Stock or SCE&G Preferred Stock, that portion of such Dividends not invested in Common Stock will be sent to the Participant in the manner otherwise associated with payment of such Dividends. If a Participant elects to invest only a portion of the Dividends received on the shares of Common Stock credited to his Account, the portion of Dividends not invested will be sent to the Participant by check or by electronic direct deposit if the Participant has elected the direct deposit option provided in Section 7.7.

         Section 2.3. Initial Cash Payment. A Person not already a Participant may become a Participant by (i) making an initial cash payment of at least $250 or, (ii) in the case of a Person who is already a record holder of Common Stock or SCE&G Preferred Stock, of at least $25 but no more than $100,000, by personal check payable to SCANA Corporation, to be invested in Common Stock pursuant to
Section 3.2; provided, however, that payment for such initial cash investment must be accompanied by a completed Enrollment Form. A fee of $25 will be charged for any check that is returned by the bank due to non-sufficient funds.

         Section 2.4. Optional Cash Payments. A Participant may elect to make cash payments at any time or from time to time to the Plan, by personal check or money order payable to SCANA Corporation, for investment in Common Stock pursuant to Section 3.2 or, in the case of regular monthly investments, by automatic bank draft; provided, however that any Participant who elects to make optional cash payments pursuant to this Section 2.4 must invest at least $25 for any single investment and may not invest more than $100,000 in aggregate amounts in any calendar year (the "Maximum Amount"). For purposes of determining whether the Maximum Amount has been reached, initial cash payments shall be counted as optional cash payments. A fee of $25 will be charged against a Participant's Account if a check or bank draft is returned by the bank due to non-sufficient funds.


                                   ARTICLE III
                      Dividend Investment and Investment of
                       Initial and Optional Cash Payments

         Section 3.1. Dividend Investment. Dividends as to which investment has been elected by a Participant shall be invested at the Company's election, in either (i) newly issued shares of Common Stock purchased from the Company pursuant to Section 3.3 or (ii) shares of Common Stock purchased by the Custodian in the open market pursuant to Section 3.4. No interest shall be paid on Dividends held by the Custodian pending investment pursuant to Section 3.4. Any Dividends not invested in shares of Common Stock within 30 days of the payment thereof shall be promptly sent to the Participant by First Class Mail at his address of record.

         Section 3.2. Investment of Optional Cash Payments and Initial Cash Payments. Any optional cash payments and initial cash payments received by the Company from a Participant at least two business days prior to an Investment Date shall be invested at the Company's election, in either (i) newly issued shares of Common Stock purchased from the Company pursuant to Section 3.3, or
(ii) shares of Common Stock purchased by the Custodian in the open market pursuant to Section 3.4. Optional cash payments and initial cash payments not received by the Company at least two business days prior to an Investment Date need not be invested pursuant to Section 3.3 or 3.4 with respect to such Investment Date; provided, however, that any such optional cash payments and initial cash payments not invested pursuant to Section 3.3 or 3.4 on such Investment Date shall be invested pursuant to Section 3.3 or 3.4 on the next succeeding Investment Date. No interest shall be paid on optional cash payments and initial cash payments held pending investment pursuant to Section 3.3 or
Section 3.4. Any optional cash payments and initial cash payments to be invested in shares of Common Stock purchased pursuant to Section 3.3 or 3.4 not invested in shares of Common Stock within 30 days of receipt by the Company shall be promptly returned to the Participant by First Class Mail at his address of record.

         Section 3.3. Investment in Newly Issued Shares. Investment in newly issued shares of Common Stock shall be governed by this Section 3.3. On an Investment Date with respect to which the Company elects to issue new shares to the Plan in order to effect the investment of Dividends and optional and initial cash payments, the Company shall issue to the Custodian, for the benefit of the Participants, and in consideration of the payment of the purchase price thereof, a number of shares of Common Stock equal to (a)(i) the amount of any Dividends paid on such Investment Date with respect to which Participants have elected dividend investment, if any, plus the amount of any optional cash payments and initial cash payments received by the Company from Participants since the preceding Investment Date (excluding any amounts received from Participants within two business days of such current Investment Date but including any amounts received from such Participants within two business days prior to the preceding Investment Date that were not invested with respect to the preceding Investment Date as set forth in Section 3.2) less (ii) Dividends and optional cash payments and initial cash payments to be returned to Participants pursuant to Section 3.1 or Section 3.2, if any, divided by (b) the Company Share Purchase Price on the trading day immediately preceding such Investment Date. Such shares shall be issued to, and registered in the name of, the Custodian, or its nominee, as custodian for the Participants. The number of shares (and/or fraction of a share rounded to three decimal places) of Common Stock that shall be credited to a Participant's Account with respect to an Investment Date to which this Section 3.3 applies shall be equal to (a) the amount of Dividends, optional cash payments and initial cash payments, if any, invested on such Investment Date on behalf of such Participant divided by (b) the Company Share Purchase Price on the trading day immediately preceding such Investment Date.

         Section 3.4. Investment in Shares Purchased in the Open Market. Investment in shares of Common Stock purchased in the open market shall be governed by this Section 3.4. On an Investment Date with respect to which the Company elects to effect the investment of Dividends and optional and initial cash payments in shares of Common Stock purchased by the Custodian in the open market, the Company shall forward to the Custodian to be invested for the benefit of the Participants an amount equal to (a) the Dividends paid on such Investment Date with respect to which Participants have elected dividend investment, if any, plus the amount of any optional cash payments and initial cash payments received by the Company from Participants since the preceding Investment Date (excluding any amounts received from Participants within two business days of such current Investment Date but including any amounts received from such Participants within two business days prior to the preceding Investment Date that were not invested with respect to the preceding Investment Date as set forth in Section 3.2) less (b) any Dividends and optional cash payments and initial cash payments to be returned to Participants pursuant to
Section 3.1 or Section 3.2. The Custodian shall apply such funds to the purchase of shares of Common Stock in the open market pursuant to this Section 3.4. Such shares shall be registered in the name of the Custodian, or its nominee, as custodian for the Participants. Purchases in the open market pursuant to this
Section 3.4 may begin on the applicable Investment Date and shall be completed prior to the next Investment Date unless completion at a later date is necessary or advisable under applicable law, including without limitation any federal securities laws. Open market purchases pursuant to this Section 3.4 may be made on any securities exchange on which the Common Stock is traded, in the over-the-counter market or by negotiated transactions, and may be upon such terms and subject to such conditions with respect to price, delivery and otherwise to which the Custodian may agree. With regard to open market purchases of shares of Common Stock pursuant to this Section 3.4, none of the Company, any affiliated Purchasers or any Participant shall have any authority or power to direct the time or price at which shares of Common Stock may be purchased, the markets on which such shares are to be purchased (including any securities exchange, in the over-the-counter market or in negotiated transactions) or the selection of the broker or dealer (other than the Custodian) through or from whom purchases may be made, except that the timing of such purchases must be made in accordance with the terms and conditions of the Plan. For the purpose of making, or causing to be made, purchases of shares of Common Stock pursuant to this Section 3.4, and sales of Account Shares pursuant to Section 5.1, the Custodian shall be entitled to commingle each Participant's funds with those of all other Participants and to offset purchases of shares of Common Stock against sales of shares of Common Stock to be made for participants, resulting in a net purchase or a net sale of shares. The number of shares (and/or fraction of a share rounded to three decimal places) of Common Stock that shall be credited to a Participant's Account with respect to an Investment Date to which this Section
3.4 applies shall be equal to (a) the amount of Dividends, optional cash payments and initial cash payments, if any, invested with respect to such Investment Date on behalf of such Participant divided by (b) the Market Share Purchase Price with respect to such Investment Date.

         Section 3.5. Request to Stop Investment. If a written request to stop investment of optional cash payments or an initial cash payment is received by the Company from a Participant at least three business days before the next Investment Date, any optional cash payments or initial cash payments from such Participant then held by the Company shall not be invested in Common Stock and shall be returned to such Participant. If such a request is not received by the Company at least three business days prior to an Investment Date, any such optional cash payments or initial cash payments shall be invested in shares of Common Stock for such Participant's Account.

                                   ARTICLE IV
                 Safekeeping Services for Deposited Common Stock

         Section 4.1. Deposited Common Stock. A Participant may elect to have shares of Common Stock of which the Participant is the record holder deposited into the Plan by completing a Share Deposit Form and, if such person is not then a Participant, an Enrollment Form, or if such person is then a Participant, a Change Form, and delivering certificates evidencing the shares to be deposited and the Share Deposit Form along with the Enrollment Form or the Change Form, as applicable, to the Company. Shares of Common Stock so deposited shall be transferred into the name of the Custodian or its nominee and credited to the depositing Participant's Account. Dividends paid on shares of Common Stock deposited into the Plan pursuant to this Section 4.1 shall be invested in Common Stock pursuant to Article III unless a Participant notifies the Company otherwise on the Enrollment Form or the Change Form, as applicable.

         Section 4.2. Withdrawal of Common Stock Deposited Pursuant to Section
4.1. Shares of Common Stock deposited pursuant to Section 4.10 may be withdrawn from the Plan pursuant to Section 7.2.


                                    ARTICLE V
           Sale of Account Shares; Gift or Transfer of Account Shares

         Section 5.1. Sale of Account Shares. A Participant may request, at any time, that all or a portion of his Account Shares be sold by delivering to the Company instructions to that effect; provided, however, that no fractional share may be sold unless the Participant requests the sale of all his Account Shares; and further, provided, that no Account Shares may be sold until those shares have been held in a Participant's Account for at least two weeks. The Company shall forward such sale instructions to the Custodian within five business days after receipt thereof (except in the case of instructions to sell all Account Shares of a Participant described below in the immediately following paragraph). The Custodian shall make such sales as soon as practicable (in accordance with stock transfer requirements and federal and state securities laws) after processing such sale instructions. As soon as practicable following the receipt of proceeds from such sale, the Company shall mail by First Class Mail to such Participant at his address of record a check in an amount equal to (a) the Market Share Sales Price multiplied by (b) the number of Account Shares sold. If a Participant misplaces the check there will be a charge of $10 to replace the check, except for the first replacement and there will be a charge of $10 for each copy of a paid check.

         If instructions for the sale of Account Shares are received on or after the record date for a Dividend but before the related Dividend Payment Date, the sale shall be processed as described above, and the dividends on such shares shall be paid to the Participant or invested in shares of Common Stock pursuant to the Plan in accordance with the Participant's then effective instructions under the Plan. Notwithstanding the foregoing, if a Participant requests the sale of all his Account Shares and such Participant has elected to invest Dividends on any of such shares then if a request is received between a dividend record date and the related Dividend Payment Date, such sale shall not be effected until after such Dividend has been invested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to the Participant's Account). Following the investment of such Dividend, the Company shall forward such sale instructions to the Custodian.

         With regard to open market sales of Account Shares pursuant to this
Section 5.l, neither the Company nor any Participant shall have any authority or power to direct the time or price at which shares of Common Stock may be sold, the markets on which such shares are to be sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions) or the selection of the broker or dealer (other than the Custodian) through or from whom sales may be made, except that the timing of such sales must be made in accordance with the terms and conditions of the Plan.

         Section 5.2. Gift or Transfer of Account Shares. A Participant may elect to transfer (whether by gift, private sale or otherwise) ownership of all or a portion of his Account Shares by delivering to the Company a completed Transfer Request Form to that effect and a stock assignment (stock power) acceptable to the Company. No fraction of a share of Common Stock credited to the transferor's Account shall be transferred unless the transferor's entire Account is transferred and no shares may be transferred unless the shares have been held in the Participant's Account for at least two weeks. Transfers outside of the Plan shall be treated as withdrawals and shall be governed by Section 7.2.

         Account Shares transferred to the Account of another Participant or to establish an Account for a Person not already a Participant in accordance with the preceding paragraph shall continue to be registered in the name of the Custodian as custodian and shall be credited to the transferee's Account. If the transferee is not already a Participant, an Account shall be opened in the name of the transferee and in any event the Company shall send the transferee a Statement of Account showing the number of shares transferred and now held in his Account as soon as practicable after such transfer.
         Unless otherwise requested by a transferee on a completed Change Form, the Dividends on such transferred Account Shares shall be invested in shares of Common Stock under the Plan. The transferor may request that the Company send a gift certificate directly to such transferee or request that the Company deliver such gift certificate to the transferor for personal delivery to the transferee.

         If a completed Transfer Request Form with regard to Account Shares is received after a record date for a Dividend but before the related Dividend Payment Date, the transfer shall be processed as described above and the dividends on such shares shall be paid to the Participant or invested in shares of Common Stock pursuant to the Plan in accordance with the Participant's then effective instructions under the Plan. Notwithstanding the foregoing, if a completed Transfer Request Form with regard to all Account Shares of a Participant is received by the Company between a record date for a Dividend and the related Dividend Payment Date, and such Participant has elected to invest Dividends on any of such Account Shares, such transfer shall not become effective until after such Dividend has been invested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to the Participant's Account). Following the investment of such Dividend, the Company shall effect such transfer.

         Section 5.3. Investment of Dividends on Remaining Account Shares. If only a portion of a Participant's Account Shares are shares with respect to which the Participant has elected to invest dividends and the Participant elects to (i) sell a portion of his Account Shares pursuant to Section 5.1, (ii) transfer a portion of his Account Shares pursuant to Section 5.2 or (iii) withdraw a portion of his Account Shares pursuant to Section 7.2, all of the Account Shares with respect to which the Participant has elected to invest Dividends shall be sold, transferred or withdrawn, as the case may be, before any Account Shares with respect to which the Participant has elected not to invest Dividends are sold, transferred or withdrawn unless the Participant gives specific instructions to the contrary in connection with such sale, transfer or withdrawal of Account Shares.


                                   ARTICLE VI

                                   [Reserved]


                                   ARTICLE VII
                              Treatment of Accounts

         Section 7.1. Changing Plan Options. A Participant may elect to change his Plan options, including (i) changing the investment levels (i.e., full, partial or none) of Dividends on Common Stock or SCE&G Preferred Stock and (ii) changing the designation of shares of Common Stock or SCE&G Preferred Stock on which Dividends are to be invested, by delivering to the Company a Change Form to that effect. To be effective with respect to any Dividend, the Change Form must be received by the Company prior to the record date for such Dividend. If the Change Form is not received by the Company prior to the record date of a Dividend, such change shall not become effective until after the next Dividend Payment Date. After the effectiveness of the Change Form, Dividends on shares of Common Stock and SCE&G Preferred Stock as to which the investment election has been revoked will be paid in cash or with regard to Dividends on Account Shares, by direct deposit to the Participant's designated direct deposit account, if such Participant has elected the direct deposit option pursuant to Section 7.7.

         Section 7.2. Right of Withdrawal. A Participant may, at any time or from time to time, withdraw from the Plan all or any part (other than fractions) of his Account Shares by delivering to the Company (i) appropriate withdrawal instructions to that effect, if such Participant will be the record holder of such Account Shares after withdrawal or (ii) a completed Transfer Request Form and a stock assignment (stock power) to that effect, if the Participant will not be the record holder of such Account Shares after withdrawal. Subject to the limitations described in the immediately following paragraph, as soon as practicable following the Company's receipt of (i) appropriate withdrawal instructions or (ii) a completed Transfer Request Form and a stock assignment (stock power), as the case may be, which indicates the Participant's desire to withdraw whole Account Shares, the Company shall mail by First Class Mail to the Participant at his address of record, or to the address of the designated transferee, certificates representing such designated Account Shares; provided, however, no shares may be withdrawn until such shares have been held in the Participant's Account for at least two weeks.

         If withdrawal instructions or a Transfer Request Form with regard to Account Shares is received by the Company after the record date for a Dividend but before the related Dividend Payment Date, the withdrawal shall be processed as described above and the dividends on such shares shall be paid to the Participant or, invested in shares of Common Stock pursuant to the Plan in accordance with the Participant's then effective instructions under the Plan. Notwithstanding the foregoing, if withdrawal instructions or a Transfer Request Form with regard to all the Account Shares is received by the Company between the record date for a Dividend and the related Dividend Payment Date, and any of such shares are shares on which Dividends are invested, such withdrawal shall not become effective until after such Dividend has been invested pursuant to the Plan and the shares of Common Stock purchased therewith are credited to the Participant's Account). As soon as practicable following such investment of such Dividend, the Company shall mail by First Class Mail to the Participant at his address of record, or to the address of the designated transferee, certificates representing the Account Shares withdrawn.

         There is a cost to replace a lost or stolen stock certificate. The cost is $10, or two percent of the current market value, whichever is greater; provided, however, that the Company will not charge for a stock certificate that is lost in the mail to a Participant, if the Participant notifies the Company of the non-receipt claim within a year of the date the certificate is issued.

         Withdrawal of Account Shares shall not affect investment of Dividends on the Account Shares withdrawn unless (i) the Participant is no longer the record holder of such Account Shares, (ii) such investment is changed by the Participant by delivering to the Company a Change Form to that effect pursuant to Section 7.1 or (iii) the Participant has terminated his participation in the Plan pursuant to Section 7.3.

         Section 7.3. Termination of Participation. A Participant may terminate his participation in the Plan at any time by giving notice to the Company. Participation in the Plan also will be terminated if the Company receives notice of the Participant's death. The Company shall treat any termination of participation as a request for withdrawal of all of such Participant's whole Account Shares pursuant to Section 7.2 unless the Participant requests that the shares in his Account be sold pursuant to Section 5.1. The Company, in addition to mailing certificates representing all whole Account Shares, if any, pursuant to Section 7.2, shall mail by First Class Mail to the Participant at his address of record a check for an amount equal to the cash value of any fraction of a share of Common Stock then remaining in the Participant's Account. Such fraction of a share shall be valued at the Company Share Purchase Price for the trading day immediately preceding the date the termination is processed. If a Participant misplaces the check there will be a charge of $10 to replace the check, except for the first replacement and there will be a charge of $10 for each copy of a paid check.

         If the termination notice or the notice of death is received prior to a record date for a Dividend, the termination will be processed as soon as practicable after receipt. If the termination notice or the notice of death is received between the record date for a Dividend and the payment date for that Dividend and the Participant has elected Dividend investment with respect to any shares of Common Stock credited to his Account, the termination will not be processed until the Dividends on such shares have been invested. Any optional cash payment which is received prior to receipt of the notice also will be invested unless return of the amount is requested in the notice and such notice is received at least three business days prior to the next Investment Date. The termination will be processed as promptly as possible following the Dividend Payment Date.

         Section 7.4. Stock Splits, Stock Dividends and Rights Offerings. Any shares or other securities representing stock dividends or other noncash distributions on Account Shares shall be credited to Participants' Accounts. Stock splits, combinations, recapitalizations and similar events affecting the Common Stock shall, as to share balances in Accounts of Participants, be credited to such Accounts on a pro rata basis. Dividends on such shares will be invested in shares of Common Stock under the Plan until a Participant notifies the Company otherwise on a Change Form.

         In the event of a rights offering, a Participant shall receive rights based upon the total number of whole shares of Common Stock in his Account on the record date for the rights offering.

         Section 7.5. Shareholder Materials; Voting Rights. The Company shall send or forward to each Participant all applicable proxy solicitation materials, other shareholder materials or consent solicitation materials. Participants shall have the exclusive right to exercise all voting rights respecting Account Shares credited to their respective Accounts. A Participant may vote any of his whole Account Shares in person or by proxy. A Participant's proxy card shall include his whole Account Shares and shares of Common Stock of which he is the record holder. Account Shares shall not be voted unless a Participant or his proxy votes them. Fractions of shares of Common Stock shall not be voted.

         Solicitation of the exercise of Participants' voting rights by the management of the Company and others under a proxy solicitation applicable to all holders of Common Stock shall be permitted. Solicitation of the exercise of Participants' tender or exchange offer rights by management of the Company and others shall also be permitted. The Company shall notify the Participants of each occasion for the exercise of their voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to the shareholders of the Company by the Company regarding the exercise of such rights.

         Section 7.6. Statements of Account. As soon as practicable after a person becomes a Participant, the Company shall send such Participant an acknowledgement form notifying him that an Account has been established in his name. Thereafter, the Company shall send each Participant an annual Statement of Account which shall be mailed on or before January 31 of each calendar year and, in addition, the Company shall send each Participant a Statement of Account following each time a Participant has made an optional cash payment, deposited Common Stock into the Plan pursuant to Section 4.1, transferred, withdrew or sold Account Shares or had Dividends invested in Common Stock. Duplicate statements may be ordered from the Company. In connection with this service, a Participant will be charged a fee of $15 which will cover up to one hour of research. There will be an additional charge of $10 for each additional hour.

         Section 7.7. Direct Deposit Option. A Participant may elect to have any Dividends on Account Shares not being invested in Common Stock pursuant to the Plan paid by electronic direct deposit to the Participant's predesignated bank, savings association or credit union account. To receive such direct deposit of funds, a Participant must complete, sign and return a Direct Deposit Authorization Form to the Company. Direct deposit will become effective as soon as practicable after receipt of a completed Direct Deposit Authorization Form. A Participant may change his designated direct deposit account any time by delivering a new completed Direct Deposit Authorization Form to the Company.


                                  ARTICLE VIII
                      Certificates and Fractions of Shares

         Section 8.1. Certificates. A Participant, at any time or from time to time, may request in writing to receive a certificate for all or a portion of his whole Account Shares. The Company shall treat such request as a request for a withdrawal of shares pursuant to Section 7.2. Promptly following such withdrawal the Company shall mail such certificate by First Class Mail to such Participant at his address of record; provided, however, that upon the withdrawal of such shares the shares shall no longer be Account Shares but any of such shares which were designated for investment of Dividends shall remain shares on which Dividends are invested (except to the extent such Participant elects not to have Dividends on such Account Shares invested in Common Stock on a Change Form). There is a cost to replace a lost or stolen stock certificate. The cost is $10, or two percent of the current market value, whichever is greater; provided, however, that the Company will not charge for a stock certificate that is lost in the mail to a Participant, if the Participant notifies the Company of the non-receipt claim within a year of the date the certificate is issued.

         Section 8.2. Fractional Shares. Fractions of shares of Common Stock shall be credited to Accounts as provided in Article III; provided, however, that no certificate for a fraction of a share shall be distributed to any Participant at any time; and provided further, that the Company shall issue and sell only whole shares of Common Stock to the Custodian in respect of Dividends invested in, and purchases made by the Custodian of, newly issued shares of Common Stock.

         Section 8.3. Fractional Share Account. In the event that, upon a Participant's termination of participation in the Plan, the Account of such Participant is credited with a fraction of a share of Common Stock, such fraction of a share shall be purchased by the Company for the Fractional Share Account at the Company Share Purchase Price determined as of the trading date specified in Section 7.3, and the proceeds thereof shall be remitted to such Participant as set forth in Section 7.3.

         If on any Investment Date the aggregate amount of optional cash payments, initial cash payments and Dividends to be invested with respect to such date is not sufficient to purchase a whole number of shares of Common Stock, the Company shall issue to the Custodian or the Custodian shall purchase on the open market, as the case may be, the whole number of shares which such funds are sufficient to purchase and the Company shall sell to the Participants out of the Fractional Share Account the fraction of a share which the remaining funds are sufficient to purchase at the Company Share Purchase Price on the trading date immediately preceding the applicable Investment Date.


                                   ARTICLE IX
                               Concerning the Plan

         Section 9.1. Suspension, Modification and Termination. The Company may at any time and from time to time, at its sole option, suspend, modify, amend or terminate the Plan, in whole, in part or in respect of Participants in one or more jurisdictions; provided, however, no such amendment shall decrease the Account of any Participant or result in a distribution to the Company of any amount credited to the Account of any Participant. Upon complete termination of the Plan, the Accounts of all Participants (or in the case of partial termination of the Plan, the Accounts of all affected Participants) shall be treated as if each such Participant had elected to terminate his participation in the Plan pursuant to Section 7.3, except that any fraction of a share of Common Stock shall be valued as of the trading date immediately preceding the date on which the Plan is terminated. The Company shall promptly send each affected Participant notice of such suspension, modification or termination.

         Section 9.2. Rules and Regulations. The Company may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan. The Company shall have the power and authority to interpret the terms and the provisions of the Plan and shall interpret and construe the Plan and reconcile any inconsistency or supply any omitted detail in a manner consistent with the general terms of the Plan and applicable law.

         Section 9.3. Costs. Except as otherwise set forth herein, all costs of administering the Plan shall be paid by the Company; provided, however, that any brokerage commissions, service charges or applicable taxes incurred in connection with open market purchases and sales of shares of Common Stock made under the Plan shall be borne by the Participants.

         Section 9.4. Termination of a Participant's Participation in the Plan. The Company in its sole discretion, may terminate any Participant's participation in the Plan after written notice mailed in advance to such Participant at his address of record. Upon such termination, the Account of such Participant shall be treated as if he had elected to terminate his participation in the Plan pursuant to Section 7.3, except that any fraction of a share of Common Stock shall be valued as of the trading date immediately preceding the date on which such Participant's participation is terminated.


                                    ARTICLE X
                           Administration of the Plan

         Section 10.1. Selection of a Custodian. The Custodian shall be appointed by the Company and shall be an Independent Agent. The Custodian's appointment to serve as such may be revoked by the Company at any time. The Custodian may resign at any time upon reasonable notice to the Company.

         Section 10.2. Compensation. The officers of the Company shall make such arrangements regarding compensation, reimbursement of expenses and indemnification of the Custodian as they from time to time deem reasonable and appropriate.

         Section 10.3. Authority and Duties of Company. The Company shall have the authority to undertake any act necessary to fulfill its duties as set forth in the various provisions of the Plan. Promptly following receipt thereof, the Company shall deposit all optional cash payments and initial cash payments in the Escrow Account. The Company shall maintain appropriate records of the Accounts of Participants and the Fractional Share Account.

         Section 10.4. Liability of the Company and the Custodian. Neither the Company nor the Custodian shall be liable for any act done in good faith, or for the good faith omission to act in administering or performing their duties with respect to the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's Account upon such Participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares are purchased or sold for a Participant's Account and the times when such purchases and sales are made, or with respect to any loss or fluctuation in market value after the purchase or sale of such shares.

         Section 10.5. Records and Reports. The Company shall keep appropriate records concerning the Plan, Accounts of Participants, purchases and sales of Common Stock made under the Plan and Participants' addresses of record and shall send Statements of Account to each Participant in accordance with the provisions of Section 7.6.

         Section 10.6. Source of Shares of Common Stock. The Company shall not change the source of shares of Common Stock purchased by Participants in the Plan (i.e., either (i) newly issued shares of Common Stock purchased from the Company or (ii) shares of Common Stock purchased in the open market) more than once every three months. At any time that the source of shares of Common Stock purchased for the Plan is shares purchased in the open market, the Company shall not exercise its right to change the source of shares absent a determination by the Company's Board of Directors or Chief Financial Officer that the Company has a need to raise additional capital or there is another valid reason for the change.

                                   ARTICLE XI
                                 Escrow Account

         Section 11.1. Establishment of Escrow Account. The Company shall establish and maintain an escrow account (the "Escrow Account") into which all optional cash payments and initial cash payments received from Participants shall be deposited by the Company to be held pending investment in Common Stock. Such account or such other non-interest bearing accounts the Company may establish from time to time hereunder shall be with a commercial bank organized under the laws of the United States or any state which has assets in excess of $500,000,000. The Escrow Account shall be non-interest bearing, but may carry credits for compensating balances which credit shall be for the exclusive benefit of the Company.

         Section 11.2. General Duties of the Company. The Company shall provide the escrow agent (the "Escrow Agent") with a true and correct copy of the Plan and true and correct copies of any amendments to the Plan promptly upon their adoption and shall certify to the Escrow Agent the names and specimen signatures of any person who shall have withdrawal authority with respect to the Escrow Account on behalf of the Company.

         Section 11.3. Escrow Agent's Compensation. The Company shall make such arrangements regarding compensation, reimbursement of expenses and indemnification of the Escrow Agent as it may from time to time deem reasonable and appropriate and the Company shall be responsible for the payment of all of such compensation, reimbursement and indemnification.


                                   ARTICLE XII
                            Miscellaneous Provisions

         Section 12.1. Controlling Law. The Plan shall be construed, regulated and administered under the laws of the State of South Carolina.

         Section 12.2. Acceptance of Terms and Conditions of Plan by Participants. Each Participant, by completing an Enrollment Form or Authorization Form and as a condition of participation herein, for himself, his heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and any subsequent amendments hereto, and all actions of the Company and the Custodian hereunder.